Exhibit B

Standard Form 28- Affidavit of Individual Surety

a) Standard From 1416- Payment Bond for other than Construction Contracts

b)Standard From 1418- Performance Bond for other than Construction Contracts

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Affidavit Of Individual Surety (See instructions on page 4)		**OMB Control Number: 9000-0001** **Expiration Date: 1/31/2027**
State Of FLORIDA	County Of MIAMI-DADE	ss.

I, the undersigned, being duly sworn, depose and say that I am: (1) the surety to the attached bond(s); (2) a citizen of the United States; and of full age and legally competent. Where the sureties are acting as co-sureties, we, the Sureties, bind ourselves in such sum "jointly and severally" as well as "severally" only for the purpose of allowing a joint action or actions against any or all of us. For all other purposes, each Surety binds itself, jointly and severally with the Principal. I recognize that statements contained herein concern a matter within the jurisdiction of an agency of the United States and the making of a false, fictitious or fraudulent statement may render the maker subject to prosecution under Title 18, United States Code Sections 1001 and 494. This affidavit is made to induce the United States of America to accept me as surety on the attached bond.

1. Name (First, Middle, Last) (Type or Print) JUAN MANUEL MEDINA	2A. Home Address (Number, Street, City, State, ZIP Code) 19444 NW 51ST PLACE MIAMI GARDENS, FL. 33055	
3. Type And Duration Of Occupation Lifetime, Instrumentality- U.S. Statutes At Large; Public Law 101-647-Nov. 29, 1990; 104-Stat-Page 4935 § 002 (15)(C)	2B. Telephone Number	2C. Email Address JUANMANUELMEDINATRUST@gmail.com
4A. Name And Address Of Employer (Number, Street, City, State, ZIP Code) (If self-employed, so state) United States-Federal Corporation; Evidenced by United Statutes At Large: Public Law 101-647- Nov. 29,1990; 104 STAT- Page 4935 § 3002 (15)(a). Address: 1500 Pennsylvania Ave, NW Washington D.C. 20220	5A. Name And Address Of Individual Surety Broker Used (Number, Street, City, State, ZIP Code) United States Treasury-Attention: Alien Property Custodian Department of the Treasury- Internal Revenue Service: Departmento De Hacienda P.O. BOX 9024140 San Juan, Puerto Rico 00902-4140 5B. Surety Broker Email Address	
4B. Employer Email Address	5C. Home Telephone Number N/A	5D. Business Telephone Number N/A
6A. Name And Address Of Financial Institution Submitting The Pledge Of Securities On Behalf Of Individual Surety (Number, Street, City, State, ZIP Code)	6B. Financial Institution Email Address N/A	6C. Routing Transit Number (RTN) N/A
	6D. Contact Person Name N/A	6E. Contact Person Telephone Number N/A
	6F. Contact Person Email Address N/A	

7. The Following Is A True Representation Of The Assets I Have Pledged To The United States In Support Of The Attached Bond. (List The Committee On Uniform Securities Identification Procedures (CUSIP) Number And Par (Face) Amount Of Each Security).

Please see the following Securities registered; JUAN MANUEL MEDINA (BC-109-1982-083699).

See, U.S. Statutes At Large; regarding said assets: Public Laws – Ch. 646- June 25,1948; 62 Stat. [H.R. 3214][Public Law 773]- Payee(s) 945, 946, 947 § 1732, 1733, 1739; Public Law- Ch. 645- June 25,1948; 80TH CONG, 2d § 62 stat-Page 685; § 7 (8)

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8. Identify All Liens, Judgements, Or Any Other Encumbrances Involving Subject Assets.

N/A

9. Identify All Bonds, Including Bid Guarantees, For Which The Subject Assets Have Been Pledged Within Three Years Prior To The Date Of Execution Of This Affidavit.

N/A

Documentation Of The Pledged Asset Must Be Attached.

10. Signature	11. Bond And Contract To Which This Affidavit Relates (where appropriate)
[signature]	JUAN MANUEL MEDINA (BC 109-1982-083699); SF 1416 Payment for other than construction contracts; SF1418- Performance Bond for other than Construction Contracts

12. Subscribed And Sworn To Before Me As Follows:

a. Date Oath Administered	b. City And State (or other jurisdiction)	Official Seal
Month 10 / Day 4 / Year 2024	Miami Dade, FL	MONICA L. SANTANA MY COMMISSION # HH90576 EXPIRES: February 28, 2025
c. Name And Title Of Official Administering Oath (type or print)	**d. Signature**	**e. My Commission Expires**
Monica L. Santana	[signature]	2/28/25

Instructions

1. Individual sureties on bonds executed in connection with Government contracts must complete and submit this form with the bond. (See Federal Acquisition Regulation (FAR) 28.203, 53.228(e).) The surety must have the completed form notarized.
2. No corporation, partnership, or other unincorporated association or firm, as such, is acceptable as an individual surety (i.e. must be a natural person). Likewise, members of a partnership are not acceptable as sureties on bonds that a partnership or an association, or any co-partner or member thereof, is the principal obligor. An individual surety will not include any financial interest in assets connected with the principal on the bond that this affidavit supports.
3. United States citizenship is a requirement for individual sureties for contracts and bonds when the contract is awarded in the United States. However, when the Contracting Officer is located in an outlying area or a foreign country, the individual surety is only required to be a permanent resident of the area or country in which the contracting officer is located.
4. All signatures of the affidavit submitted must be originals. Affidavits bearing reproduced signatures are not acceptable. An authorized person must sign the bond. Any person signing in a representative capacity (e.g., an attorney-in-fact) must furnish evidence of authority if that representative is not a member of a firm, partnership, or joint venture, or an officer of the corporation involved.

Paperwork Reduction Act Statement

This information collection meets the requirements of 44 USC § 3507, as amended by section 2 of the Paperwork Reduction Act of 1995. You do not need to answer these questions unless we display a valid Office of Management and Budget (OMB) control number. The OMB control number for this collection is 9000-0001. We estimate that it will take 0.3 hours to read the instructions, gather the facts, and answer the questions. Send only comments relating to our time estimate, including suggestions for reducing this burden, or any other aspects of this collection of information to: U.S. General Services Administration, Regulatory Secretariat Division (MVCB), 1800 F Street, NW, Washington, DC 20405.

Payment Bond For Other Than Construction Contracts (See instructions on Page 3)	**OMB Control Number: 9000-0001** **Expiration Date: 1/31/2027**
Principal (Legal Name and Business Address) ESTATE OF JUAN MANUEL MEDINA C/O ZIN TRUST 19444 NW 51ST PLACE, MIAMI GARDENS, FL. [33055]	Date Bond Executed (Must not be later than bid opening date) 10/04/2024 Type of Organization ("X" one) [X] Individual [ ] Partnership [ ] Joint Venture [ ] Corporation
Surety(ies) (Name(s) and Business Address(es)) (Include ZIP Code) JUAN MANUEL MEDINA 19444 NW 51ST PLACE MIAMI GARDENS, FL. 33055	State of Incorporation FLORIDA

Penal Sum of Bond			
Million(s)	Thousand(s)	Hundred(s)	Cents
20	0	0	0

Contract Date	Contract Number
10/04/2024	109-1982-083699

We, the Principal and Surety(ies), are firmly bound to the United States of America (hereinafter called the Government) in the above penal sum. For payment of the penal sum, we bind ourselves, our heirs, executors, administrators, and successors, jointly and severally. However, where the Sureties are corporations acting as co-sureties, we, the Sureties, bind ourselves in such sum "jointly and severally" as well as "severally" only for the purpose of allowing a joint action or actions against any or all of us. For all other purposes, each Surety binds itself, jointly and severally with the Principal, for the payment of the sum shown opposite the name of the Surety. If no limit of liability is indicated, the limit of liability is the full amount of the penal sum.

Conditions:

The Principal has entered into the contract identified above.

Therefore:

(a) The above obligation is void if the Principal promptly makes payment to all persons (claimants) having a contract relationship with the Principal or a subcontractor of the Principal for furnishing labor, material or both in the prosecution of the work provided for in the contract identified above and any duly authorized modifications thereof. Notice of those modifications to the Surety(ies) are waived.

(b) The above obligation shall remain in full force if the Principal does not promptly make payments to all persons (claimants) having a contract relationship with the Principal or a subcontractor of the Principal for furnishing labor, material or both in the prosecution of the contract identified above. In these cases, persons not paid in full before the expiration of ninety (90) days after the date of which the last labor was performed or material furnishing, have a direct right of action against the Principal and Surety(ies) on this bond for the sum or sums justly due. The claimant, however, may not bring a suit or any action -

(1) Unless claimant, other than one having a direct contract with the Principal, had given written notice to the Principal within ninety (90) days after the claimant did or performed the last of the work or labor, or furnished or supplied the last of the materials for which the claim is made. The notice is to state with substantial accuracy the amount claimed and the name of the party to whom the materials were furnished or supplied, or for whom the work or labor was done or performed. Such notice shall be served by mailing the same registered or certified mail, postage prepaid, in an envelope addressed to the Principal at any place where an office is regularly maintained for the transaction of business, or served in any manner in which legal process is served in the state in which the contract is being performed, save that such service need not be made by a public officer.

(2) After the expiration one (1) year following the date on which claimant did or performed the last of the work or labor, or furnished or supplied the last of the materials for which the suit is brought.

(3) Other than in the United States District court for the district in which the contract, or any part thereof, was performed and executed, and not elsewhere.

Witness:

The Principal and Surety(ies) executed this bid bond and affixed their seals on the above date.

Principal Signature(s)	1. [signature] (Seal)	2. (Seal)	
Name(s) & Title(s) (Typed)	1. Medina; Juan Manuel Private Treasury	2.	
Signature(s)	3. (Seal)	4. (Seal)	Corporate Seal
Name(s) & Title(s) (Typed)	3.	4.	

ESTATE OF JUAN MANUEL MEDINA IRREVOCABLE TRUST ESTABLISHED 2016

Individual Surety(ies)

Signature(s)	1. JUAN MANUEL MEDINA (Seal)	2. (Seal)
Name(s) & Title(s) (Typed)	1. JUAN MANUEL MEDINA Surety	2.

Corporate Surety(ies)

Surety A	Name & Address		State of Incorporation	Liability Limit $	Corporate Seal
	Signature(s)	1.	2.		
	Name(s) & Title(s) (Typed)	1.	2.		
Surety B	Name & Address		State of Incorporation	Liability Limit $	Corporate Seal
	Signature(s)	1.	2.		
	Name(s) & Title(s) (Typed)	1.	2.		

Instructions

1. This form is authorized for use when payment bonds are required under Federal Acquisition Regulation (FAR), Code of Federal Regulations at (48 CFR) 28.103-3, i.e., payment bonds for other than construction contracts. Any deviation from this form will require the written approval of the Administrator of General Services.

2. Insert the full legal name and business address of the Principal in the space designated "Principal" on the face of the form. An authorized person shall sign the bond. Any person signing in a representative capacity (e.g., an attorney-in-fact) must furnish evidence of authority if that representative is not a member of the firm, partnership, or joint venture, or an officer of the corporation involved.

3. (a) Corporations executing the bond as sureties must appear on the Department of the Treasury's list of approved sureties and must act within the limitation listed therein. Where more than one corporate surety is involved, their names and addresses shall appear in the spaces (Surety A, Surety B, etc.) headed "Corporate Surety(ies)." In the space designated "Surety(ies)" on the face of the form, insert only the letter identification of the sureties.

(b) Where individual Sureties are involved, a completed Affidavit of Individual Surety (Standard Form 28) for each individual surety, shall accompany the bond. The Government may require the surety to furnish additional substantiating information concerning its financial capability.

4. Corporations executing the bond shall affix their corporate seals. Individuals shall execute the bond opposite the word "Corporate Seal"; and shall affix an adhesive seal if executed in Maine, New Hampshire, or any other jurisdiction requiring adhesive seals.

5. Type the name and title of each person signing this bond in the space provided.

Paperwork Reduction Act Statement - This information collection meets the requirements of 44 USC § 3507, as amended by section 2 of the Paperwork Reduction Act of 1995. You do not need to answer these questions unless we display a valid Office of Management and Budget (OMB) control number. The OMB control number for this collection is 9000-0001. We estimate that it will take 1 hour to read the instructions, gather the facts, and answer the questions. Send only comments relating to our time estimate, including suggestions for reducing this burden, or any other aspects of this collection of information to: General Services Administration, Regulatory Secretariat Division (MVCB), 1800 F Street, NW, Washington, DC 20405.

Performance Bond For Other Than Construction Contracts (See Instructions on Page 3)	Date Bond Executed (Must be same or later than date of contract) 10/04/2024	**OMB Control Number: 9000-0001 Expiration Date: 1/31/2027**

Principal (Legal name and business address)	Type of Organization ("X" one)
ESTATE OF JUAN MANUEL MEDINA C/O ZIN TRUST 19444 NW 51ST PLACE MIAMI GARDENS, FL. [33055]	☒ Individual ☐ Partnership ☐ Joint Venture ☐ Corporation State of Incorporation

Surety(ies) (Name(s) and business address(es))	Penal Sum of Bond			
JUAN MANUEL MEDINA 19444 NW 51ST PLACE MIAMI GARDENS, FL. 33055	Million(s)	Thousand(s)	Hundred(s)	Cents
	20	0	0	0
	Contract Date	10/04/2024	Contract Number	109-1982-083699
	Option Date		Option Number	

Obligation:

We, the Principal and Surety(ies), are firmly bound to the United States of America (hereinafter called the Government) in the above penal sum. For payment of the penal sum, we bind ourselves, our heirs, executors, administrators, and successors, jointly and severally. However, where the Sureties are corporations acting as co-sureties, we, the Sureties, bind ourselves in such sum "jointly and severally" as well as "severally" only for the purpose of allowing a joint action or actions against any or all of us. For all other purposes, each Surety binds itself, jointly and severally with the Principal, for the payment of the sum shown opposite the name of the Surety. If no limit of liability is indicated, the limit of liability is the full amount of the penal sum.

Conditions:

The Principal has entered into the contract identified above.

Therefore:

The above obligation is void if the Principal: (1) Performs and fulfills all the undertakings, covenants, terms, conditions, and agreements of the contract during either the base term or an optional term of the contract and any extensions thereof that are granted by the Government, with or without notice to the Surety(ies), and during the life of any guaranty required under the contract, and (2) performs and fulfills all the undertakings, covenants, terms, conditions, and agreements of any and all duly authorized modifications of the contract that hereafter are made. Notice of those modifications to the Surety(ies) is waived.

The guaranty for a base term covers the initial period of performance of the contract and any extensions thereof excluding any options. The guaranty for an option term covers the period of performance for the option being exercised and any extensions thereof.

The failure of a surety to renew a bond for any option term shall not result in a default of any bond previously furnished covering any base or option term.

Witness:

The Principal and Surety(ies) executed this performance bond and affixed their seals on the above date.

Principal

	1.	2.
Signature(s)	1. (Seal)	2. (Seal)
Name(s) and Title(s) (Typed)	1. Medina; Juan-Manuel Private Treasury	2.

Individual Surety(ies)

	1.	2.
Signature(s)	1. JUAN MANUEL MEDINA (Seal)	2. (Seal)
Name(s) (Typed)	1. JUAN MANUEL MEDINA Surety	2.

Corporate Surety(ies)

Surety A			State of Incorporation	Liability Limit	
Name and Address				$	Corporate Seal
Signature(s)	1.	2.			
Name(s) and Title(s) (Typed)	1.	2.			

Surety B			State of Incorporation	Liability Limit	
Name and Address				$	Corporate Seal
Signature(s)	1.	2.			
Name(s) and Title(s) (Typed)	1.	2.			

Surety C			State of Incorporation	Liability Limit	
Name and Address				$	Corporate Seal
Signature(s)	1.	2.			
Name(s) and Title(s) (Typed)	1.	2.			

Surety D			State of Incorporation	Liability Limit	
Name and Address				$	Corporate Seal
Signature(s)	1.	2.			
Name(s) and Title(s) (Typed)	1.	2.			

Surety E			State of Incorporation	Liability Limit	
Name and Address				$	Corporate Seal
Signature(s)	1.	2.			
Name(s) and Title(s) (Typed)	1.	2.			

Surety F			State of Incorporation	Liability Limit	
	Name and Address			$	Corporate Seal
	Signature(s)	1.	2.		
	Name(s) and Title(s) (Typed)	1.	2.		

Surety G			State of Incorporation	Liability Limit	
	Name and Address			$	Corporate Seal
	Signature(s)	1.	2.		
	Name(s) and Title(s) (Typed)	1.	2.		

Bond Premium ▶	Rate Per Thousand ($)	Total ($)

Instructions

1. This form is authorized for use in connection with Government contracts. Any deviation from this form will require the written approval of the Administrator of General Services.

2. Insert the full legal name and business address of the Principal in the space designated "Principal" on the face of the form. An authorized person shall sign the bond. Any person signing in a representative capacity (e.g., an attorney-in-fact) must furnish evidence of authority if that representative is not a member of the firm, partnership, or joint venture, or an officer of the corporation involved.

3. (a) Corporations executing the bond as sureties must appear on the Department of the Treasury's list of approved sureties and must act within the limitation listed therein. Where more than one corporate surety is involved, their names and addresses shall appear in the spaces (Surety A, Surety B, etc.) headed "Corporate Surety(ies)." In the space designated "Surety(ies)" on the face of the form, insert only the letter identification of the sureties.

   (b) Where individual sureties are involved, a completed Affidavit of Individual Surety (Standard Form 28) for each individual surety, shall accompany the bond. The Government may require the surety to furnish additional substantiating information concerning their financial capability.

4. Corporations executing the bond shall affix their corporate seals. Individuals shall execute the bond opposite the word "Corporate Seal", and shall affix an adhesive seal if executed in Maine, New Hampshire, or any other jurisdiction requiring adhesive seals.

5. Type the name and title of each person signing this bond in the space provided.

6. Unless otherwise specified, the bond shall be submitted to the contracting office that awarded the contract.

Paperwork Reduction Act Statement - This information collection meets the requirements of 44 USC § 3507, as amended by section 2 of the Paperwork Reduction Act of 1995. You do not need to answer these questions unless we display a valid Office of Management and Budget (OMB) control number. The OMB control number for this collection is 9000-0001. We estimate that it will take 1 hour to read the instructions, gather the facts, and answer the questions. Send only comments relating to our time estimate, including suggestions for reducing this burden, or any other aspects of this collection of information to: U.S. General Services Administration, Regulatory Secretariat Division (MVCB), 1800 F Street, NW, Washington, DC 20405.